EXHIBIT 99.1

Indoor Harvest Corp Announces Second Quarter Results

Houston, Texas, August 22, 2016 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor and vertical farming industry. The company provides production platforms, mechanical systems and complete custom designed build outs for both greenhouse and building integrated agriculture grows, tailored to the specific needs of virtually any cultivar. The Company is pleased to report second quarter results for 2016. The following information is summarized from our financial statements filed with the Securities and Exchange Commission at the following link:

https://www.sec.gov/Archives/edgar/data/1572565/000164033416001582/inqd_10q.htm

Management will host a conference call on Friday, August 26, 2016, at 2:00 PM EST, to discuss results and to provide a Q&A session for investors and analysts. Individuals interested in participating may dial in using the information below:

Dial In: (855) 551-1031

Conference ID: 69683466

A recording will be made available to investors who cannot attend shortly after the call and will be posted to the Company Facebook and Twitter pages.

Operational Highlights

During the second quarter the Company completed construction of several research platforms for groups conducting trials in the vertical farming space. Revenue from these operations was minimal, but we expect that these trial projects may lead to larger projects and equipment orders in the future. The Company also presented at Greentech 2016 and the Association of Vertical Farming Summit in Amsterdam as part of an effort to expand to an international market.

"The majority of effort in the second quarter was spent negotiating and closing major construction contracts that we're previously reported in our sales pipeline. Subsequent to the second quarter, we executed two construction related contracts in July valued at approximately $11.5 million. We will continue to maintain previous guidance and expect that by year's end we will reach positive cash flow and move towards profitability by mid-year 2017," stated Chad Sykes, CEO and founder of Indoor Harvest.

Potential Separation and Sale of Cannabis Operations

The Company is currently actively pursuing separating its cannabis and produce operations as part of its growth strategy. As of the date of this Report, the Company is finalizing the terms of a memorandum of agreement that would provide exclusive negotiating rights for the acquisition, or formation of a joint venture, with a pharmaceutical group to acquire our assets and operations related to cannabis. Although an agreement is expected shortly after the filing of this Report as terms are finalized, there is no guarantee that an agreement will be reached, or that the Company will be successful in its efforts to separate its cannabis and produce operations.

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Current Projects

Our current projects involve both Equipment Sales and Design-Build/Engineering, Procurement and Construction Projects, with the status of each as of June 30, 2016 as set forth below.

Project-Client	Facility Type	Project Type	Project Status as of June 30, 2016	Equipment Price/Design Fee Total	ROM Estimate

ER Michigan	Produce	Equipment Order	55% Completed	$8,110	-
University of Arizona	Produce	Equipment Installation	0% Completed	$4,990	-
OD Farms	Cannabis	EPCM	0% Completed	$35,000	$2,009,308

Results of Operations

For the three months ended June 30, 2016 we generated revenue of $39,872 with cost of sales of $27,122 resulting in gross income of $12,750. We did not generate any revenue as of June 30, 2015. For the six months ended June 30, 2016 we generated revenue of $62,166 with cost of sales of $43,921 resulting in gross income of $18,245.

For the three months ended June 30, 2016 and June 30, 2015, we incurred $428,262 and $306,126, respectively, in operating expenses. For the six months ended June 30, 2016 and June 30, 2015, we incurred $744,596 and $579,802, respectively, in operating expenses. The increase in our operating expenses are due to increases in costs related to additional payroll costs, building lease and increased operational activities.

Our expenses related to research and development for the three months ended June 30, 2016 and June 30, 2015 were $5,641 and $3,285, respectively. Our increase for the three months ended June 30, 2016, were for research and development of new products. Our expenses related to research and development for the six months ended June 30, 2016 and June 30, 2015 were $8,672 and $12,528, respectively. The decrease in research and development expenses for the six-month period was due to decreased costs associated with our collaborative R&D partnerships, in which we share some costs associated with R&D with our partners.

As of June 30, 2016 we had total liabilities of $355,348, while at December 31, 2015, we had total liabilities of $110,147. The increase was the result of accrued payroll expenses from hiring new employees, accounts payable and accrued expenses, billings in excess of costs and estimated earnings and convertible notes payable.

Current EPCM Sales Pipeline

Our current sales pipeline consists of 6 facility build discussions with 3 in early to mid-stage discussions and 3 in late stage negotiations, including 2 projects that have been moved to current projects, 3 new potential projects and 6 abandoned projects from our sales pipeline as of March 31, 2016. The company is pursuing final agreements applicable for the stage of development the client is in. Below is a table showing the Company's current sales pipeline status:

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Project-Client	Facility Type	Scoped	DB Phase 1 Contract Sent	DB Phase 2 Contract Sent	Design Fee/ROM Estimate

IGES/Johnstown	Produce			(Signed July 27)	$11,374,500
IGES/Tyendenag	Produce			X	$2,441,000
Alamo CBD	CBD	X			$5,000,000
IGES/Easton	Produce	X			$4,500,000
ZP CO	Cannabis	X			$2,000,000
DR VF	Produce			X	$545,000
Metro VF	Produce			X	$401,200
TF	Cannabis			(Signed July 6)	$35,000

We have no final agreements concerning these potential future projects and we may not ever secure final agreements. Even if we secure final agreements, there is no assurance that the Company will receive as revenues all of the total amount of a ROM estimate.

Liquidity and Capital Resources

As of June 30, 2016, we had $63,091 in total current assets. We had current liabilities of $325,073 as of June 30, 2016. Accordingly, we had a working capital deficit of $261,982 as of June 30, 2016.

Operating activities used $338,575 in cash for the six months ended June 30, 2016, as compared with $387,578 used for the six months ended June 30, 2015.

Investing activities for the six months ended June 30, 2016 used $5,798 in cash, as compared with using $49,911 for the six months ended June 30, 2015.

Financing activities for the six months ended June 30, 2016 generated $277,013 in cash, as compared with $314,100 for the six months ended June 30, 2015. Proceeds from financing activities consisted primarily of proceeds from issuance of convertible debt in 2016 and common stock for cash in 2015.

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest

Twitter: http://www.twitter.com/indoorharvest

Youtube: http://www.youtube.com/indoorharvest

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ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp

CEO, Mr. Chad Sykes

713-410-7903

ccsykes@indoorharvest.com

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